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EXHIBIT 10.6

ANNEX I

NATIONSHEALTH, INC. 2004 INCENTIVE STOCK PLAN

        1.    Purpose.    The NationsHealth, Inc. 2004 Incentive Stock Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers, directors and key employees of Millstream Acquisition Corporation (to be renamed NationsHealth, Inc. at the effective time of the Merger), a Delaware corporation (the "Company") and its subsidiaries by providing them opportunities to acquire shares of common stock, par value $0.0001 per share, of the Company ("Common Stock") pursuant to the Stock Options described herein.

        2.    Administration.    The Plan will be administered by the Compensation Committee of the Board of Directors of the Company or another committee (the "Committee"), appointed by the Board from among its members consisting of one or more directors (or such minimum number of directors as may be required under applicable law) as the Board may designate from time to time. The Committee shall have the authority to make all determinations and take such other action as contemplated by the Plan or as may be necessary or advisable for the administration of the Plan and the effectuation of its purposes. The Board or Committee may delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under the Plan (a) to designate who will participate in the Plan, and (b) to determine the amount and type of Stock Options (as defined below) to be awarded to participants, pursuant to a resolution that specifies the amount and type of Stock Options that may be granted under the delegation, provided that no officer may be delegated the power to designate any officer (including himself or herself) as a recipient of such Stock Options. Failure to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to the grant of Stock Options hereunder shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter. Stock Options and transactions in or involving Stock Options, intended to be exempt under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more "non-employee directors" of the Company (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable securities exchange or automated quotation system, the Committee charged with administering the Plan shall be composed entirely of independent directors of the Company (within the meaning of the applicable securities exchange or automated quotation system) or, for as long as the Company can rely on the "Controlled Company" exemption, by a majority of independent directors. Any action taken by, or inaction of, the Company, any subsidiary or affiliate, or the Committee relating or pursuant to the Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Stock Option provided under this Plan).

        3.    Participants.    Participants will consist of such key employees (including officers), consultants and directors of the Company or its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Options under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Option in any other year or, once designated, to receive the same type or amount of Stock Option as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Options.

        4.    Types of Options.    Stock options under the Plan ("Stock Options") may be granted in any one or a combination of (a) incentive stock options ("Incentive Stock Options"); and (b) non-qualified stock options ("Non-qualified Stock Options"), in each case as described below. Directors or consultants of the Company or its subsidiaries may only be issued Non-qualified Stock Options. Notwithstanding anything to the contrary contained herein, no Stock Options may be granted until (i) after the stockholders of the Company adopt the Agreement and Plan of Merger, dated as of March 9, 2004 (the "Merger Agreement"), among the Company, N Merger L.L.C., a Florida limited liability company and a wholly owned subsidiary of the Company and NationsHealth Holdings, L.L.C., a Florida limited liability company, and (ii) the merger contemplated by the Merger Agreement (the "Merger") is consummated. Any Stock Options granted under the plan shall be pursuant to a written instrument signed on behalf of the Company and the participant (any such written instrument, an "Award").

        5.    Shares Reserved under the Plan.    There is hereby reserved for issuance under the Plan an aggregate of 1,900,000 shares of Common Stock, which may be authorized but unissued or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. If there is a lapse, expiration, termination or cancellation of any Stock Option issued under the Plan prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan and thereafter are reacquired by the Company, the shares subject to those options and the reacquired shares shall be added to the shares available for benefits under the Plan. Shares covered by a Stock Option granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. In addition, any shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any shares retained by the Company pursuant to a participant's tax withholding election, shall be added to the shares available for Stock Options under the Plan. Under the Plan, no non-employee director may receive in any calendar year Stock Options or awards of other benefits hereunder relating to more than 150,000. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 7 hereof.

        6.    Stock Options.    Incentive Stock Options and Non-qualified Stock Options will consist of stock options to purchase Common Stock at purchase prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery (or certification of ownership) of shares of Common Stock of the Company owned by the participant for a period of at least six months. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of the irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. Non-qualified Stock Options and Incentive Stock Options shall be exercisable not later than ten years after the date they are granted. Stock Options shall become exercisable at such time and shall be subject to such terms and conditions as the Committee shall determine. In the event of termination of employment of a participant to whom Stock Options have been granted, all of such participant's Stock Options shall terminate at such times and upon such conditions or circumstances as the Committee shall in its discretion set forth in the Award at the date of grant.

        7.    Adjustment Provisions.    The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger (other than the Merger), combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

          (a)    proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Stock Options (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Stock Options, (iii) the grant, purchase, or exercise price of any or all outstanding Stock Options, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Stock Options, or (v) the performance standards appropriate to any outstanding Stock Options; or

          (b)    in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger (other than the Merger), reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Stock Options or the cash, securities or property deliverable to the holder of any or all outstanding Stock Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

        The Committee shall value Stock Options as it deems reasonable in the event of a cash or property settlement and may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected participant.

        In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

        8.    Nontransferability.    Each Stock Option granted under the Plan to an employee shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant, each Stock Option theretofore granted to him shall be exercisable within the period after his death established by the Committee at the time of grant (but not beyond the stated duration of the Stock Option) and then only:

          (a)    By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution; and

          (b)    To the extent that the deceased participant was entitled to do so at the date of his death.

        Notwithstanding the foregoing, at the discretion of the Committee, an award of a Non-qualified Stock Option may permit the transferability of the Stock Option by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons subject to such terms and conditions as may be established by the Committee.

        9.    Other Provisions.    The Award of any Stock Option under the Plan may also be subject to such other provisions (whether or not applicable to the Stock Option awarded to any other participant) as the Committee determines appropriate, including without limitation, restrictions on resale or other disposition, provisions for the acceleration of exercisability of Stock Options in the event of a change of control of the Company, provisions for the payment of the value of the Stock Options to participants in the event of a change of control of the Company, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

        10.    Interpretation of the Plan and Rule Making Authority.    Subject to the express provisions of this Plan and any express limitations on delegated authority, the Committee will have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan or the Stock Options granted under this Plan.

        11.    Committee Manner of Action.    Unless otherwise provided in the bylaws of the Company or the applicable charter of the Compensation Committee of the Board: (a) a majority of the members of the Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select. The costs of administration of the Plan will be paid by the Company.

        12.    Events Not Deemed Termination of Service.    Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall a Stock Option be exercised after the expiration of the term set forth in the Award

        13.    Effect of Change of Subsidiary or Affiliate Status.    For purposes of the Plan and any Stock Option hereunder, if an entity ceases to be a subsidiary or affiliate of the Company, termination of employment or service shall be deemed to have occurred with respect to each participant in respect of such subsidiary or affiliate who does not continue as a participant in respect of another entity within the Company after giving effect to the subsidiary's or affiliate's change in status.

        14.    Fair Market Value.    For purposes hereof, "fair market value" of the Common Stock shall mean the closing sale price per share of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on the date of calculation) as reported on the Nasdaq Stock Market (the "NASDAQ"), the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX"), any other stock exchange or the over-the-counter market, as applicable, as reported in The Wall Street Journal (Northeast edition), or, if not then reported thereby, any other authoritative source. If the Common Stock is not traded on the NASDAQ, the NYSE, the AMEX, any other stock exchange or the over-the-counter market, then in lieu of the average closing price, fair market value of the Common Stock per share shall be as determined by the Committee acting reasonably and in good faith.

        15.    Taxes.    The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to any amounts payable under the Plan after giving the person entitled to receive such amount notice as far in advance as practicable, and the Company may defer making payment as to any Stock Option if any such tax may be pending until indemnified to its satisfaction. When a person is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with exercises of Non-qualified Stock Options, the Committee may, in its discretion and subject to such rules as it may adopt, permit such person to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld.

        16.    Tenure and Stock Option Rights.    A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan. Payments and other benefits received by a participant under a Stock Option made pursuant to the Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee retirement or welfare benefit plans or arrangements, if any, provided by the Company or any subsidiary or affiliate, except where the Board or Committee expressly otherwise provides or authorizes in writing. Stock Options under the Plan may be awarded in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

        17.    Amendment and Termination.    The terms and conditions applicable to any Stock Option granted under the Plan may be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any other present or future plan of the Company, Stock Options may be granted to such participant in substitution and exchange for, and in cancellation of, any Stock Options previously granted such participant under this Plan, or any Stock Option previously or hereafter granted to him under any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Stock Option or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall be made without shareholder approval if shareholder approval of such amendment is required by law, regulation, or stock exchange rule.

        18.    Stockholder Approval.    The Plan was adopted by the Board of Directors of the Company effective as of April 9, 2004. The Plan and any Stock Options granted hereunder shall be null and void if (i) holders of 805,000 or more shares of common stock issued in Millstream's initial public offering, an amount equal to 20% or more of these shares, vote against the adoption of the Merger Agreement and demand conversion of their shares into a pro rata portion of the trust account into which a substantial portion of the net proceeds of the Company's initial public offering was deposited or (ii) stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors. This Plan shall continue in effect for ten years from the date of its approval by the stockholders or until terminated by the Board pursuant to Section 17.

        19.    Governing Law; Construction; Severability.    This Plan, the Stock Options awarded hereunder, all documents evidencing Stock Options and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware. If a court of competent jurisdiction holds any provision hereunder invalid and unenforceable, the remaining provisions of the Plan will continue in effect. It is the intent of the Company that the Stock Options and transactions permitted by Stock Options be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the agreements reflecting the Stock Options, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant or other person for Section 16 consequences of Stock Options or events in connection with a Stock Option if a Stock Option or related event does not so qualify.

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  EXHIBIT 10.6